Exhibit 10.7

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("AGREEMENT") is entered into as of May 4, 1998, (the "EFFECTIVE DATE") by and between SmartDisk Corporation, a Delaware corporation ("COMPANY") and Quresh Sachee ("EMPLOYEE").

         1. EMPLOYMENT RELATIONSHIP.

                  1.1 COMMENCEMENT AND TERM OF EMPLOYMENT. The Company employs Employee and Employee accepts employment by the Company as of the Effective Date on the terms and conditions set forth in this Agreement. The term of employment ("TERM OF EMPLOYMENT") shall commence as of the Effective Date and shall continue thereafter for a period of twenty-four (24) months unless sooner terminated pursuant to Section 5.

                  1.2 DUTIES. During the Term of Employment, Employee shall have the title and perform and faithfully discharge the duties and responsibilities of Vice President, Marketing of the Company. Employee shall use his best efforts to perform and discharge such duties and responsibilities in such manner as the Company's Board of Directors or President and Chief Executive Officer may reasonably prescribe to Employee from time to time. Employee shall also use his best efforts to observe all policies, procedures and other requirements not inconsistent with this Agreement that may be implemented or revised by the Company during the Term of Employment.

                  1.3 COMMITMENT OF EMPLOYEE. Employee shall devote substantially all of his productive business time, attention, knowledge and skill exclusively to the performance of his duties hereunder throughout the Term of Employment and shall at all times discharge his duties faithfully, industriously and to the best of his ability, experience and talents.

         2. COMPENSATION.

                  2.1 SALARY. For all of Employee's services during the Term of Employment, Employee shall be paid a salary of One Hundred Forty Thousand Dollars ($140,000.00) per year. Employee shall be eligible for merit increases in salary after the first anniversary of the Effective Date of this Agreement. Payment shall be made in periodic installments in accordance with Company's payroll policies instituted from time to time. Upon termination of this Agreement pursuant to Section 5, the Company shall have no obligation to pay salary or other benefits to Employee except as may be provided in Section 5.

                  2.2 BONUS. Employee shall be entitled to an annual bonus pursuant to Company's incentive plan set forth in EXHIBIT A (the "INCENTIVE PLAN") attached hereto, or as the same may be amended by Board of Directors, Chief Executive Officer or President. Upon attainment of one hundred percent (100%) of the objective set forth in the Incentive Plan, Employee shall be entitled to a bonus in the first year of Forty Thousand Dollars ($40,000.00). The parties agree that the columns "Percent Achievement" and "Quarterly Revenue" shall be adjusted to reflect specific dollar targets rather than percent of achievement of goals. The parties shall agree on a mutually acceptable targets. Said bonus shall be payable on the dates established by the Company for payment of quarterly and annual bonuses and shall be payable only if Employee continues to remain in the employ of the Company on such date; provided, however, that in the event the Company terminates Employee's employment hereunder without cause pursuant to Section 5.4, Incentive Plan bonus may be paid in accordance with
Section 5.5.

                  2.3 EMPLOYEE BENEFITS. During the Term of Employment, Employee shall be entitled to

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SmartDisk Corporation
Employment Agreement
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participate in the group medical, dental and disability policies and other benefits maintained from time to time by the Company for the benefit of senior officers of the Company. During the Term of Employment, Employee shall be entitled to receive all other benefits, and to participate in all other benefit plans, as are generally available to employees of the Company on the same terms as other senior management employees. Employee shall be entitled to reimbursement for all usual and customary business expenses in reasonable amount incurred by Employee in the performance of his duties for the Company in accordance with the Company's then current expense reimbursement policies and guidelines.

                  2.4 RELOCATION AND OTHER ASSISTANCE. Employee shall be reimbursed by Company or FISC up to a maximum amount of Forty Thousand Dollars ($40,000.00) for relocation costs all of which are set forth on EXHIBIT B.

                  2.5 NON QUALIFIED STOCK OPTION. Employee shall receive an incentive stock option in the form attached as EXHIBIT C (the "OPTION") pursuant to which Employee shall be entitled to purchase one hundred twenty thousand (120,000) shares of the Company's Common Stock at an exercise price of not more than $ 1.00 per share, and shall vest twenty-five percent (25%) one year after the Effective Date and then in twelve equal quarterly installments (or such other vesting schedule as is offered to other senior executives) all as more fully provided in the Option.

         3. VACATIONS. During the Term of Employment, Employee shall be entitled to fifteen (15) days of paid vacation per year. In no event shall Employee be entitled to accrue and carry forward more than five (5) days of paid vacation from any calendar year to another, and if Employee has reached this total, no further vacation days shall accrue until the total of accrued but unused vacation days falls below such maximum.

         4. PLACE OF BUSINESS. During the Term of Employment, Employee shall render services hereunder at the Company's principal executive offices in Naples, Florida, or any successor principal office. Employee shall also be available to travel for business purposes incident to the performance of his duties, as required from time to time. Transportation, lodging and meal expenses shall be incurred and reimbursed in accordance with the general policy of the Company as adopted by the Company from time to time.

         5. EARLY TERMINATION.

                  5.1 TERMINATION UPON PERMANENT DISABILITY OR DEATH. This Agreement shall automatically terminate upon the permanent disability or death of Employee, subject to the obligation of the Company to pay Employee or Employee's personal representative or designated beneficiary, as the case may be, (i) the balance of Employee's salary and other benefits for the remainder of the month in which disability or death occurs, (ii) a pro rata portion of any bonus to which Employee was otherwise entitled under Section 2.2 based upon the ratio the number of months employed (calculated through the end of the then current month) bears to the bonus period of twelve (12) months and (iii) any other disability benefits described in this Section 5.1 to which Employee may be entitled. The Company will continue to pay Employee his regular salary during any period during which Employee is incapable of continuing the further performance of Employee's normal employment activities with the Company because of a mental, emotional or physical injury, sickness or disorder. However, when such period exceeds an aggregate of sixty (60) business days (exclusive of any


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Employment Agreement
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accrued vacation within the limits set forth above) out of any three hundred sixty-five (365) consecutive calendar days, Employee shall be deemed permanently disabled. Employee shall also be deemed permanently disabled if so certified by any two physicians, or upon the expiration of any elimination period under any disability insurance policy purchased by the Company for the benefit of Employee. Should Employee become permanently disabled, Employee or his personal representative shall be entitled to receive his termination compensation, as well as any disability benefits maintained for Employee by the Company, if any, pursuant to the terms and subject to the conditions of any such applicable disability benefit program or policy.

                  5.2 TERMINATION FOR CAUSE. During the Term of Employment, the Company may at any time, without giving notice to Employee, immediately terminate this Agreement if Employee (a) commits any act of embezzlement, theft, fraud or dishonesty; (b) engages in unfair competition with the Company or any subsidiary of the Company whether or not wholly-owned; (c) is convicted of any felony; (d) breaches any material provision of the Confidentiality Agreement entered into by Employee pursuant to Section 6 of this Agreement; (e) uses illegal drugs or other substances or (f) willfully breaches any other material provision of this Agreement. If Employee materially breaches or habitually neglects or fails in any material way to perform the usual and customary duties of his job, or any other duties required to be performed under the terms of this Agreement, or the policies of the Company, the Company may, at its option, terminate this Agreement by giving written notice of termination to Employee. Any termination pursuant to either of the two preceding sentences shall be without prejudice to any other remedy to which the Company may be entitled either at law, in equity, or under this Agreement. Before the Company may terminate this Agreement by reason of Employee's habitual neglect of or failure to perform the usual and customary duties of his job or policies of the Company, the Company must first notify Employee in writing, setting forth in detail those duties and/or policies which Employee has habitually neglected or failed to perform, and provide Employee a reasonable period of time, not to exceed thirty
(30) days, in which to cure such neglect or failure. If Employee does not cure the specified areas of neglect of failure, the Company may terminate this Agreement immediately by giving Employee written notice. At the time of any termination for cause, Employee shall be entitled to receive any salary and employment benefits which shall have accrued prior to the date of termination, but shall not be entitled to any bonus or severance payments, salary or employment benefits relating to periods subsequent to the date of termination, subject to Employee's rights to continue medical and dental coverage under the Company's group policy, at Employee's expense, as may be provided by law.

                  5.3 TERMINATION BY EMPLOYEE. This Agreement may be terminated by Employee for any reason, or no reason, by giving thirty (30) days' written notice of termination to the Company. Upon termination by Employee, all rights accruing to Employee under the terms of this Agreement shall cease, and Employee shall not be entitled to any bonus or severance payments, salary or employment benefits, except to the extent earned and accrued prior to the termination date, and subject to Employee's rights to continue medical and dental coverage under the Company's group policy, at Employee's expense, as may be provided by law.

                  5.4 TERMINATION WITHOUT CAUSE. Employee's employment with the Company during the Term of Employment may be terminated by the Company at any time without cause, by the Company's giving fifteen (15) days prior written notice. A termination without cause, for purposes of this Agreement, means termination by the Company other than as provided for in Sections 5.1 and 5.2.


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                  5.5 SEVERANCE PAYMENTS. If Employee is terminated pursuant to
Section 5.4, Employee shall be entitled to severance pay in accordance with the Company's normal payroll practices at the rate of Employee's salary for such year set forth in Section 2.1 for a period of six (6) months if Employee is terminated pursuant to Section 5.4 during the first twelve months of employment, or for a period of three (3) months if Employee is terminated pursuant to
Section 5.4 during the second twelve (12) months of employment, following termination together with the Incentive Plan earned bonus for such year, if any, described in Section 2.2 pro rated to the date of termination. All pro rated bonuses shall be payable only at the discretion of the President or Chief Executive Officer of the Company and shall reflect Employee's performance to the date of termination. All severance pay shall be payable in equal consecutive monthly installments on the last day of each month following the effective date of Employee's termination for the number of months of severance pay to which Employee is entitled hereunder. Any pro rata bonus shall be payable on the effective date of termination of employment. Employee understands and agrees that such payments shall be his only entitlement as and for severance pay or severance compensation. Upon termination pursuant to Section 5.4, except for the severance payments stated above, all rights and obligations accruing to Employee under the terms of this Agreement or otherwise shall cease, and Employee shall not be entitled to any further salary or employment benefits, except to the extent earned and accrued prior to such date, and subject to Employee's rights to continue medical and dental coverage under the Company's group policy, at Employee's expense, as may be provided by law.

         6. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Concurrently with the execution and delivery of this Agreement, Employee agrees to enter into the Company's Confidentiality Agreement for senior executive officers of the Company in the form attached as EXHIBIT C (the "CONFIDENTIALITY AGREEMENT"). In the event of any inconsistency between the terms and provisions of this Agreement and those of the Confidentiality Agreement, the terms and provisions of this Agreement shall prevail.

         7. NON-COMPETITION.

                  7.1 AGREEMENT NOT TO COMPETE. Employee agrees that during the Term of Employment and for the period thereafter specified in the next sentence, Employee will not engage, directly or indirectly, either as principal, agent, consultant, proprietor, stockholder, director, officer or Employee, or participate in the ownership, management, operation or control of any other business engaged in the type of business conducted by the Company. Such agreement not to compete shall extend after the date of termination for one year if employee voluntarily terminates his employment and for a period of six (6) months if the Company involuntarily terminates Employee's employment. This
Section 7.1 shall not apply to Employee's ownership of less than one percent (1%) of the capital stock of any corporation having a class of capital stock which is traded on any national stock exchange or in the over-the-counter market.

                  7.2 SOLICITATION. During the Term of Employment, and for the period of two (2) years thereafter, Employee agrees that he will not, without the Company's prior written consent, solicit or encourage any of the employees of the Company or Fischer International Systems Corporation ("FISC") to leave the employ of the Company or FISC, or terminate or alter their contractual relationships in a way that is adverse to the Company's or FISC's interest or, during the period of Employee's employment, solicit business from any


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customer of the Company on behalf of any competitor of the Company.

         8. MISCELLANEOUS.

                  8.1 GOVERNING LAWS. It is the intention of the parties hereto that the internal laws of the State of Florida (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

                  8.2 BINDING UPON SUCCESSORS AND ASSIGNS. Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto. Employee may not assign this Agreement or any of Employee's rights hereunder except as provided herein or with the prior written consent of the Company.

                  8.3 SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

                  8.4 ENTIRE AGREEMENT. This Agreement (together with the Option and Confidentiality Agreement) constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understanding, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto.

                  8.5 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

                  8.6 NO WAIVER. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

                  8.7 NOTICES. Whenever any party hereto desires or is required to give any notice, demand, or request with respect to this Agreement, each such communication shall be in writing and shall be effective only if it is delivered by personal service or mailed, United States certified mail, postage prepaid, addressed as follows:

                  Company:        3506 Mercantile Avenue
                                  Naples, Florida 34104-3310

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SmartDisk Corporation
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                                  Attn:  Chief Executive Officer

                  Employee:       To the address set forth on the signature page
                                  hereof

                  Such communications shall be effective when they are received by the addressee thereof; but if sent by certified mail in the manner set forth above, they shall be effective no later than five (5) days after being deposited in the United States mail. Any party may change its address for such communications by giving notice thereof to the other party in conformity with this Section.

                  8.8 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

                  8.9 INSURABLE INTEREST. Employee hereby grants to the Company an insurable interest in Employee's life, and agrees and understands that the Company may at any time or from time to time during the Term of Employment choose to purchase and maintain key man life insurance on Employee.

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                  8.10 EMPLOYEE'S REPRESENTATIONS. Employee represents and
warrants that he is free to enter into this Employment Agreement and to perform each of the terms and covenants of it. Employee represents and warrants that he is not restricted or prohibited, contractually or otherwise, from entering into and performing this Employment Agreement, and that his execution and performance of this Employment Agreement is not a violation or breach of any other agreement between Employee and any other person or entity.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first hereinabove written.

EMPLOYEE'S ADDRESS FOR NOTICE:              EMPLOYEE:

         3506 Mercantile Avenue             /s/ QURESH SACHEE
         Naples, FL 34103                   --------------------------
                                            Quresh Sachee

                                             COMPANY:

                                             SMARTDISK CORPORATION

                                             By:      /s/ MICHAEL S. BATTAGLIA
                                                      --------------------------
                                             Its:     PRESIDENT AND CEO


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                                    EXHIBIT B

Relocation Assistance:                                        Up to $40,000

    - Relocation of household goods
    - Relocation of automobiles
    - Closing costs in Georgia
    - Closing costs in Florida
    - Realtor Fees in Georgia
    - Miscellaneous (House Repairs,
           Auto Tags, etc. not to exceed $3,000)